As filed with the Securities and Exchange Commission on November
19, 1998

                                  Registration Statement No. 33-
 ---------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                         ---------------

                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                         ---------------

                        INTEL CORPORATION
     (Exact name of registrant as specified in its charter)

           Delaware                             94-1672743
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)            Identification Number)

                   2200 Mission College Blvd.
               Santa Clara, California 95052-8119
       (Address of Principal Executive Offices) (Zip Code)

    INTEL CORPORATION SHELTERED EMPLOYEE RETIREMENT PLAN PLUS
                    (Full title of the Plans)

                      F. Thomas Dunlap, Jr.
                  Vice President and Secretary
                   2200 Mission College Blvd.
               Santa Clara, California 95052-8119
                         (408) 765-8080
             (Name and address of agent for service)
             (Telephone number, including area code,
                      of agent for service)

                         ---------------
                 CALCULATION OF REGISTRATION FEE
                         ---------------
                            Proposed
                            maximum      Proposed
                            offering     maximum
  Title of    Amount to    price per    aggregate    Amount of
 securities       be        share or     offering   registration
   to be      registered   obligation     price         fee
 registered      (1)
-----------    --------     --------     --------     --------
Intel        $200,000,000     100%     $200,000,000   $55,600
Corporation
Sheltered
Employee
Retirement
Plan Plus
Obligations(1)

(1) The Intel Corporation Sheltered Employee Retirement Plan Plus Obligations are unsecured obligations of Intel Corporation to pay deferred compensation in the future in accordance with the terms of the Intel Corporation Sheltered Employee Retirement Plan Plus.

                          INTRODUCTION

This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Company" or the "Registrant"), relating to $200,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the "Obligations") in accordance with the terms of the Company's Sheltered Employee Retirement Plan Plus (the "SERPLUS") to be registered hereby, which obligations are in addition to the $245,000,000 of obligations registered on the Company's Form S-8 filed on October 18, 1995 (Commission File No. 33-63489) (the "Prior Registration Statement"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Obligations and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

Item 8.    Exhibits.

Exhibit    Description
No.

4.1 Intel Corporation Sheltered Employee Retirement Plan Plus, as amended and restated, effective November 1, 1995 (incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-8 as filed on October 18, 1995).

4.1.1 Intel Corporation Sheltered Employee Retirement Plan Plus, as amended and restated, effective July 15, 1996 (incorporated by reference to Exhibit 4.1.1 of
           Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 as filed on July 17, 1996).

4.1.2      First  Amendment, dated September 30, 1998,  to  Intel
           Corporation Sheltered Employee Retirement Plan Plus, as amended and restated, effective July 15, 1996.

4.2 Intel Corporation Restated Certificate of Incorporation dated May 11, 1993 and Certificate of Amendment to the Restated Certificate of Incorporation dated June 2, 1997 (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-K as filed on March 25, 1998).

4.3 Intel Corporation Bylaws as amended (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-Q for the quarter ended June 27, 1998 as filed on August 10,
           1998).

4.4 Agreement to Provide Instruments Defining the Rights of Security Holders (incorporated by reference to Exhibit 4.1 of Registrant's Form 10-K as filed on
           March 28, 1986).

5.1        Opinion of Gibson, Dunn & Crutcher LLP.

23.1       Consent  of Gibson, Dunn & Crutcher LLP (contained  in
           Exhibit 5.1).

23.2       Consent of Ernst & Young LLP, Independent Auditors.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 30th day of October, 1998.

                                 INTEL CORPORATION


                            By:  /s/F. Thomas Dunlap, Jr.
                                 F. Thomas Dunlap, Jr.
                                 Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                       Date

                        Chairman   Emeritus   and   Oct. 30, 1998
/s/Gordon E. Moore      Director
Gordon E. Moore

/s/Andrew S. Grove      Chairman of the Board       Oct. 30, 1998
Andrew S. Grove


                        President    and    Chief   Oct. 30, 1998
/s/Craig R. Barrett     Executive
Craig R. Barrett        Officer


/s/Andy D. Bryant       Vice President, Principal   Oct. 30, 1998
Andy D. Bryant          Accounting and Chief
                        Financial Officer

/s/John Browne          Director                    Oct. 30, 1998
John Browne

/s/Winston H. Chen      Director                    Oct. 30, 1998
Winston H. Chen

/s/D. James Guzy        Director                    Oct. 30, 1998
D. James Guzy

/s/Arthur Rock          Director                    Oct. 30, 1998
Arthur Rock

/s/Jane E. Shaw         Director                    Oct. 30, 1998
Jane E. Shaw

                        Director                    Oct. __, 1998
Leslie L. Vadasz

/s/David B. Yoffie      Director                    Oct. 30, 1998
David B. Yoffie

/s/Charles E. Young     Director                    Oct. 30, 1998
Charles E. Young



The 401k Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the Intel Corporation 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 30th day of October, 1998.

                                 INTEL CORPORATION


                            By:  /s/Arvind Sodhani
                          Name:  Arvind Sodhani
                         Title:  Vice President and Treasurer
                                 Intel Corporation

                        INDEX TO EXHIBITS

Exhibit    Description
No.

4.1.2      First  Amendment, dated September 30, 1998,  to  Intel
           Corporation Sheltered Employee Retirement Plan Plus, as amended and restated, effective July 15, 1996.

5.1        Opinion of Gibson, Dunn & Crutcher LLP.

23.1       Consent  of Gibson, Dunn & Crutcher LLP (contained  in
           Exhibit 5.1).

23.2       Consent of Ernst & Young LLP, Independent Auditors.

                                                    EXHIBIT 4.1.2

                         FIRST AMENDMENT
                    TO THE INTEL CORPORATION
             SHELTERED EMPLOYEE RETIREMENT PLAN PLUS
             (As Amended and Restated July 15, 1996)

1.   Section 2(b) is amended and restated to read as follows:

(b) Commencement of Participation - Earnings Deferrals. In the case of Earnings Deferrals, an Eligible Employee may commence participation in the Plan effective as of the first day of the Plan Year following the Employee's date of hire, provided that he or she has given any required notices and made any required elections in the time and manner prescribed by the Company.

2. The foregoing amendments shall take effect for persons determined to be Eligible Employees with respect to amounts earned after December 31, 1998.

                                                      EXHIBIT 5.1

OPINION OF GIBSON, DUNN & CRUTCHER LLP

Intel Corporation
2200 Mission College Boulevard
Santa Clara, California 95052-8119

Re:   Registration  Statement on Form S-8 with respect  to  Intel
Corporation's Sheltered Employee Retirement Plan Plus

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Intel Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $200,000,000 of general unsecured obligations (the "Obligations") of the Company to pay deferred compensation in the future in accordance with the Company's Sheltered Employee Retirement Plan Plus ("SERPLUS").

As your counsel, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, and the records of certain corporate proceedings and actions taken and proposed to be taken by the Company in connection with the sale and issuance of the Obligations under the SERPLUS.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Obligations being offered under SERPLUS, when accrued in accordance with the provisions of SERPLUS, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/GIBSON, DUNN & CRUTCHER
                                 GIBSON, DUNN & CRUTCHER



ROM/KRL

                                                     EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intel Corporation Sheltered Employee Retirement Plan Plus, of our report dated January 12, 1998, with respect to the consolidated financial statements and schedule of Intel Corporation included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997, filed with the Securities and Exchange Commission.

                                 /s/ERNST & YOUNG LLP
                                 ERNST & YOUNG LLP


San Jose, California
November 16, 1998